UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2012
Platinum Energy Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-176566 (Commission File Number)	27-3401355 (I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1400
Houston, Texas 77027
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, including Area Code: 713-622-7731
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2012, Platinum Energy Solutions, Inc., a Nevada corporation (the “Company”), entered into an amended and restated credit agreement with the lenders named therein and ICON Agent, LLC, as agent for the lenders (“Agent”), referred to herein as the “Amended and Restated Credit Agreement”. The Amended and Restated Credit Agreement amends and restates in its entirety the Credit Agreement dated December 28, 2011, as amended (the “Original Credit Agreement”), among the Company, Platinum Pressure Pumping, Inc. (the “Guarantor”) and JPMorgan Chase Bank, N.A. (“JPMorgan”). JPMorgan assigned to Agent its entire right, title and interest in the Original Credit Agreement and the documents related thereto. In connection therewith, on December 17, 2012, the Company issued Amended and Restated Notes to Agent, as agent for the lenders, in the aggregate amount of $15,000,000 (“Amended and Restated Notes”). The material amendments of the Amended and Restated Credit Agreement:

(a)    convert the revolving line of credit to an interest-only term loan maturing on January 1, 2017 in a principal amount equal to $15,000,000, bearing interest at the variable rate equal to (i) the greater of LIBOR and one percent (1%) on an annualized basis, plus (ii) nine percent (9%);

(b)    allow voluntary prepayments of the entire principal amount of the term loan outstanding beginning on the second anniversary of the closing (December 17, 2014), provided the Company pays an early payment fee equal to (i) $525,000, if such prepayment is made after the second anniversary of the closing and up to the day immediately preceding the third anniversary of the closing, or (ii) $150,000, if such prepayment is made after the third anniversary of the closing and up to the day immediately preceding the fourth anniversary of the closing; and

(c)    delete the financial covenants requiring the Company to maintain a certain leverage ratio, a fixed charge coverage ratio, and a minimum cash balance.

The Company's obligations under the Amended and Restated Credit Agreement continue to be guaranteed by the Guarantor, pursuant to an Amended and Restated Continuing Guaranty dated as of December 17, 2012, and will be guaranteed by any future domestic subsidiaries of the Company.

Pursuant to an Amended and Restated Security Agreement dated as of December 17, 2012, among the Company, the Guarantor and Agent, the Company's obligations under the Amended and Restated Credit Agreement continue to be secured (with certain exceptions) by first priority security interests on all of its assets, and the Guarantor's guarantee continues to be (and any future domestic subsidiary's guarantee will be) secured by first priority security interests in all of their assets.

The Company paid a customary fee for amending and restating the Original Credit Agreement and the documents related thereto and entering into the Amended and Restated Credit Agreement and the documents related thereto.

The foregoing descriptions of the Amended and Restated Continuing Guaranty Agreement, the Amended and Restated Security Agreement, the Amended and Restated Credit Agreement and the Amended and Restated Notes do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 17, 2012, the Company issued the Amended and Restated Notes pursuant to which the Company borrowed $15,000,000.  The Amended and Restated Notes are described more fully in Item 1.01 above and the Amended and Restated Notes, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Continuing Guaranty Agreement dated December 17, 2012 made by Platinum Pressure Pumping, Inc. as Guarantor
4.2
Amended and Restated Security Agreement dated December 17, 2012 among Platinum Energy Solutions, Inc., Platinum Pressure Pumping, Inc., those additional entities that hereafter become parties hereto by executing the form of Joinder and Icon Agent, LLC, as agent for the lenders party to the Amended and Restated Credit Agreement

10.1	Amended and Restated Credit Agreement dated December 17, 2012 among Platinum Energy Solutions, Inc., the lenders named therein and ICON Agent, LLC, as agent for the lenders
10.2	Amended and Restated Note dated December 17, 2012 made by Platinum Energy Solutions, Inc. in favor of Icon ECI Fund Fifteen, L.P. in the aggregate principal amount of $5,800,000
10.3	Amended and Restated Note dated December 17, 2012 made by Platinum Energy Solutions, Inc. in favor of Hardwood Partners, LLC in the aggregate principal amount of $500,000
10.4
Amended and Restated Note dated December 17, 2012 made by Platinum Energy Solutions, Inc. in favor of Icon Equipment and Corporate Infrastructure Fund Fourteen, L.P. in the aggregate principal amount of $8,700,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY SOLUTIONS, INC.
Date:	December 20, 2012	By:	/s/ J. Clarke Legler, II
Name: J. Clarke Legler, II
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Continuing Guaranty Agreement dated December 17, 2012 made by Platinum Pressure Pumping, Inc. as Guarantor
4.2
Amended and Restated Security Agreement dated December 17, 2012 among Platinum Energy Solutions, Inc., Platinum Pressure Pumping, Inc., those additional entities that hereafter become parties hereto by executing the form of Joinder and Icon Agent, LLC, as agent for the lenders party to the Amended and Restated Credit Agreement

10.1	Amended and Restated Credit Agreement dated December 17, 2012 among Platinum Energy Solutions, Inc., the lenders named therein and ICON Agent, LLC, as agent for the lenders
10.2	Amended and Restated Note dated December 17, 2012 made by Platinum Energy Solutions, Inc. in favor of Icon ECI Fund Fifteen, L.P. in the aggregate principal amount of $5,800,000
10.3	Amended and Restated Note dated December 17, 2012 made by Platinum Energy Solutions, Inc. in favor of Hardwood Partners, LLC in the aggregate principal amount of $500,000
10.4
Amended and Restated Note dated December 17, 2012 made by Platinum Energy Solutions, Inc. in favor of Icon Equipment and Corporate Infrastructure Fund Fourteen, L.P. in the aggregate principal amount of $8,700,000